THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE 1933 ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE COMMON STOCK

OF

VECTOR INTERSECT SECURITY ACQUISITION CORP.

W121008-1

This is to certify that, FOR VALUE RECEIVED, Centurion Credit Group Master Fund L.P., a Delaware limited partnership, or its assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Vector Intersect Security Acquisition Corp., a Delaware corporation (the “Company”), 100,000 shares of fully paid, validly issued and nonassessable shares of the common stock of the Company, par value $.001 per share (“Common Stock”), at a price of $8.00 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth.  The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price of a share Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”  This Warrant is issued pursuant to the terms of a Note Purchase Agreement dated December 10, 2008.

(a)           EXERCISE OF WARRANT.

(1)           This Warrant may be exercised in whole or in part at any time or from time to time from the date the Company consummates a Business Combination (as defined in the Company’s certificate of incorporation) for a period of three years following such date (the “Exercise Period”); provided, however, that (i) if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company’s stockholders, prior to termination of the Exercise Period, the Holder shall have the right to exercise this Warrant commencing at such time through the termination of the Exercise Period into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto.  This Warrant may be exercised by delivery to the Company in the manner set forth in this Section of this Warrant, of the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form.  As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.  As of the end of business on the date of receipt by the Company of the Purchase Form, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be physically delivered to the Holder.

(2)           At any time during the Exercise Period, the Holder may, at its option, exercise this Warrant on a cashless basis by exchanging this Warrant, in whole or in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section (a)(2), by delivery to the Company of the duly completed and executed Purchase Form.  The Warrant Exchange shall take place on the date specified in the Purchase Form or, if later, the date the Purchase Form is received by the Company (the “Exchange Date”).  Certificates for the shares issuable upon such Warrant Exchange and, if this Warrant should be exercised in part only, provided an original Warrant is delivered to the Company, a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date.  In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Purchase Form (the “Total Number”) less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) Fair Market Value of a share of Common Stock.  “Fair Market Value” shall equal the 5 trading day average closing trading price of the Common Stock on the relevant market or exchange for the 5 trading days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any market or exchange, and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company’s Board of Directors with the concurrence of the Holder.

(b)           RESERVATION OF SHARES.  The Company shall at all times reserve for issuance and/or delivery upon exercise of the this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

(c)           FRACTIONAL SHARES.  No fractional shares or scrips representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the then Fair Market Value of a share of Common Stock, as defined in Section (a)(2) above.

(d)           LOSS OR DESTRUCTION OF WARRANT.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.  Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(e)           RIGHTS OF THE HOLDER.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(f)           ANTI-DILUTION PROVISIONS.

(1)           In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.  Such adjustment pursuant to this Section shall be made successively whenever any event listed above shall occur.

(2)           Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(3)           Except for permitted issuances, which shall mean (i) Common Stock or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock issued pursuant to a “Business Combination” as such term is defined in the Fourth Amended and Restated Certificate of Incorporation of the Company,  (ii) Common Stock issued pursuant to a stock split or subdivision, (iii) Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock plan or other compensation arrangement, (iv) capital stock, debt instruments convertible into capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers, purchases, corporate partnering agreements, joint ventures or similar transactions, and (v) Common Stock issued or issuable upon exercise or conversion of any warrants, options or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of the date hereof (“Permitted Issuances”), in case the Company shall issue shares of its Common Stock or any securities convertible into or exchangeable for its Common Stock for a consideration per share of Common Stock or having a conversion or exercise price less than the Exercise Price, the Exercise Price shall be immediately reset to equal such lower price.

(4)           Notwithstanding the foregoing, no adjustment shall be effected due to, or as a result of, any Permitted Issuances.

(g)           NOTICES TO WARRANT HOLDERS.  So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(h)           RECLASSIFICATION, REORGANIZATION OR MERGER.  In case of any reclassification, capital reorganization or other change of outstanding Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.  Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.  The foregoing provisions of this Section (h) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Stock and to successive consolidations, mergers, sales or conveyances.  In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section (f) hereof.

(i)           MODIFICATION OF AGREEMENT.  The provisions of this Warrant may from time to time be amended, modified or waived, by the Company and the holder of this Warrant.

(j)           MAXIMUM EXERCISE.  The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%.  The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company to increase such percentage to up to 9.99%, but not in excess of 9.99%.  The Holder may decide whether to exercise this Warrant to achieve an actual 4.99% or up to 9.99% ownership position as described above, but not in excess of 9.99%.

(k)           NOTICES.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  if to the Company, to: Vector Intersect Security Acquisition Corp., 65 Challenger Road, Ridgefield Park, NJ 07660, Attention:  Mr. Yaron Eitan, Facsimile: (201) 712-9498, and (ii) if to the Holder, to: Centurion Credit Group Master Fund L.P., 152 West 57th Street, 54th Floor, New York, NY 10019, Attention: Mr. David Levy, Facsimile:  (212) 581-0002.

(l)           LAW GOVERNING THIS WARRANT.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(Signature page follows.)

Dated: December10, 2008

VECTOR INTERSECT SECURITY ACQUISITION CORP.

By:
Name: Yaron Eitan
Title: Chief Executive Officer

Holder:

CENTURION CREDIT GROUP MASTER FUND L.P.

By:
Name:
Title:

PURCHASE FORM
(to be signed only on exercise of Warrant)

TO:  VECTOR INTERSECT SECURITY ACQUISITION CORP.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___    ________ shares of the Common Stock covered by such Warrant; or

___    the __________ shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section (a) (2).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

___     $__________ in lawful money of the United States; and/or

___     the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section (a)(2) of the Warrant to exercise this Warrant with respect to the number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section (a)(2) employing an Exercise Price of $____ per Warrant Share or a Fair Market Value of $________ per Warrant Share.

The number of Warrant Shares to be delivered is __________________.  The number of Warrant Shares to be cancelled is _____________.

The undersigned requests that the certificates for such shares be issued in the name of ________________ and delivered to: _______________________________________________________________________________________________.

Dated:__________________________
(Signature)

(Address)